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                                                                 Exhibit (4)(c)
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             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS


                          8 7/8% Senior Notes due 2003


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                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of July 31, 1998

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               CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION

                                     Trustee


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             Supplementing the Indenture dated as of October 1, 1993



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                          FIRST SUPPLEMENTAL INDENTURE

         FIRST SUPPLEMENTAL INDENTURE (this "First Supplemental Indenture"), dated as of July 31, 1998, by and among FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS, as Issuer, and CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION as Trustee (the "Trustee").


                                   WITNESSETH:

         WHEREAS, the Issuer and Society National Bank entered into an Indenture dated as of October 1, 1993 (the "Indenture"), pursuant to which Indenture the Issuer has issued certain 8 7/8% Senior Notes due 2003 (the "Securities"); and

         WHEREAS, the Trustee is the successor in interest to Mellon Bank, F.S.B., successor to KeyBank National Association, successor to Society National Bank under the Indenture; and

         WHEREAS, the Issuer desires to execute and deliver this First Supplemental Indenture in accordance with the provisions of the Indenture for purposes of eliminating certain covenants of the Issuer, modifying the provision restricting mergers and asset transfers by the Issuer, modifying the provision regarding remedies and making certain conforming and other changes; and

         WHEREAS, the execution and delivery of this First Supplemental Indenture by the Issuer have been duly authorized by the Issuer; and

         WHEREAS, the execution and delivery of this First Supplemental Indenture by the Issuer and the Trustee have been consented to by the Holders of a majority in principal amount of the Securities in accordance with Article 9 of the Indenture; and

         WHEREAS, all the conditions and requirements necessary to make this First Supplemental Indenture, when duly executed and delivered, a valid and binding agreement of the Issuer in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer and the Trustee hereby agree as follows:


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ARTICLE ONE
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DEFINITIONS AND EFFECT
SECTION 1.01 INCORPORATION OF PREVIOUS DOCUMENTS. Unless otherwise expressly provided, the provisions of the Indenture are incorporated herein by reference.

SECTION 1.02 DEFINITIONS. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Indenture.

SECTION 1.03 EFFECT OF FIRST SUPPLEMENTAL INDENTURE. From and after the execution and delivery of this First Supplemental Indenture, the Indenture shall be deemed to be modified as herein provided, but except as modified hereby, the Indenture shall continue in full force and effect. The Indenture as modified hereby shall be read, taken and construed as one and the same instrument.

ARTICLE TWO
-----------
AMENDMENTS TO THE INDENTURE
SECTION 2.01 EFFECTIVENESS. This First Supplemental Indenture shall take effect immediately upon its execution and delivery by the Trustee and the Issuer in accordance with the provisions of Article 9 of the Indenture; provided, however, that the provisions of Sections 2.02, 2.03, 2.04 and 2.05 of this First Supplemental Indenture shall not become effective unless and until: (a) the Issuer delivers an Officer's Certificate to the Trustee substantially in the form attached hereto as Exhibit A and (b) the acceptance for payment by the Issuer, or its assignee, of all Securities that have been properly tendered and not withdrawn pursuant to the Offer to Purchase and Consent Solicitation Statement, dated July 10, 1998 (the "Conditions"). Simultaneously with satisfaction of the Conditions, without any further action whatsoever, the provisions of Sections 2.02, 2.03, 2.04 and 2.05 of this First Supplemental Indenture shall become effective for all purposes.

SECTION 2.02 AMENDMENTS TO ARTICLE 1 OF THE INDENTURE. Article 1 of the Indenture is amended by deleting the following definitions in their entirety and replacing such definitions with the following:

                  "Asset Sale.

                  [intentionally omitted]";

                  "Average Life.

                  [intentionally omitted]";

                  "Bank Credit Facilities.


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                  [intentionally omitted]";

                  "Change of Control Triggering Event.

                  [intentionally omitted]";

                  "Combined EBIDA.

                  [intentionally omitted]";

                  "Combined Interest Coverage Ratio.

                  [intentionally omitted]";

                  "Combined Interest Expense.

                  [intentionally omitted]";

                  "Combined Net Income.

                  [intentionally omitted]";

                  "Combined Tangible Net Worth.

                  [intentionally omitted]";

                  "Cost of Investments in Real Estate.

                  [intentionally omitted]";

                  "Fair Market Value.

                  [intentionally omitted]";

                  "Investment.

                  [intentionally omitted]";

                  "Issue Date.

                  [intentionally omitted]";

                  "Lien.

                  [intentionally omitted]";

                  "Permitted Liens.

                  [intentionally omitted]";

                  "Repayment Date.

                  [intentionally omitted]"; and

                  "Repayment Price.


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                  [intentionally omitted]".

SECTION 2.03 AMENDMENTS TO ARTICLE 5 OF THE INDENTURE. Article 5 of the Indenture is amended by deleting subsections (4), (5), (6) and (7) of Section 501 in their entirety and replacing such subsections, with the following:

                  Section 501.   Events of Default.

                  "(4)     [intentionally omitted]";

                  "(5)     [intentionally omitted]";

                  "(6)     [intentionally omitted]"; and

                  "(7)     [intentionally omitted]".

SECTION 2.04 AMENDMENTS TO ARTICLE 8 OF THE INDENTURE. Article 8 of the Indenture is amended by deleting Sections 801 and 802 in their entirety and replacing such Sections with the following:

                  "Section 801. Consolidations and Mergers of Trust and Sales, Leases and Conveyances Permitted Subject to Certain Conditions.

                  [intentionally omitted]"; and

                  "Section 802. Rights and Duties of Successor Corporation.

                  [intentionally omitted]".

SECTION 2.05 AMENDMENTS TO ARTICLE 10 OF THE INDENTURE. Article 10 of the Indenture is amended by deleting Sections 1004, 1005, 1006, 1007, 1008, 1009, 1010, 1011, 1012, 1014 and 1015 in their entirety and replacing such Sections with the following:

                  "Section 1004. Limitation on Debt.

                  [intentionally omitted]";

                  "Section 1005. Limitations on Liens.

                  [intentionally omitted]";

                  "Section 1006. Minimum Combined Tangible Net Worth.

                  [intentionally omitted]";

                  "Section 1007. Limitations on Transactions With Affiliates.

                  [intentionally omitted]";

                  "Section 1008. Existence.

                  [intentionally omitted]";

                  "Section 1009. Maintenance of Properties.

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                  [intentionally omitted]";

                  "Section 1010. Insurance.

                  [intentionally omitted]";

                  "Section 1011. Payment of Taxes and Other Claims.

                  [intentionally omitted]";

                  "Section 1012. Statement as to Compliance.

                  [intentionally omitted]";

                  "Section 1014. Repurchase Upon Change of Control Triggering Event.

                  [intentionally omitted]"; and

                  "Section 1015. Repurchase in Compliance With Exchange Act.

                  [intentionally omitted]".



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ARTICLE THREE
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THE TRUSTEE
SECTION 3.01 ACCEPTANCE BY TRUSTEE. The Trustee hereby accepts the amendments to the Indenture effected by this First Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions in the Indenture and in this First Supplemental Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture, for the due execution hereof by the Issuer or for or in respect of the recitals contained herein, all of which recitals are made by the Issuer solely.

ARTICLE FOUR
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MISCELLANEOUS PROVISIONS
SECTION 4.01 FURTHER ASSURANCES. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purpose of this First Supplemental Indenture and the Indenture.

SECTION 4.02 GOVERNING LAW. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of Ohio (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.

SECTION 4.03 COUNTERPARTS. This First Supplemental Indenture may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 4.04 EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 4.05 SUCCESSORS AND ASSIGNS. All covenants and agreements of the Issuer and the Trustee in this First Supplemental Indenture shall bind each of the Issuer's and the Trustee's respective successors and assigns, whether so expressed or not.

SECTION 4.06 SEVERABILITY CLAUSE. In case any provision of this First Supplemental Indenture should be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 4.07 CONFLICT WITH TRUST INDENTURE ACT. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939, as amended (the "TIA") that is required under the TIA to be a part of and govern this First Supplemental Indenture, the latter provision shall control. If any provision of this First Supplemental Indenture modifies or excludes any provisions of the TIA that may be so modified




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or excluded, the latter provision shall be deemed to apply to this First
Supplemental Indenture as so modified or to be excluded, as the case may be.



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         IN WITNESS WHEREOF, each of the Issuer and the Trustee has caused this
First Supplemental Indenture to be executed on its behalf by its duly authorized officer, all as of the day and year first above written.



                                     FIRST UNION REAL ESTATE EQUITY
                                     AND MORTGAGE INVESTMENTS

                                     By: /s/ Paul F. Levin
                                        -------------------------------------
                                           Name: Paul F. Levin
                                           Title: Senior Vice President,
                                                  General Counsel and Secretary

                                     CHASE MANHATTAN TRUST COMPANY,
                                     NATIONAL ASSOCIATION, as Trustee

                                     By:
                                        -------------------------------------
                                        Name:
                                        Title:




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